Exhibit 16(G)
AMENDED AND RESTATED CHARTER
of the
AUDIT COMMITTEE
of
ASIA PACIFIC WIRE & CABLE CORPORATION LIMITED
     The Board of Directors of Asia Pacific Wire & Cable Corporation Limited (the “Company”) has adopted and approved this Charter, setting forth the purpose, responsibilities, authority and membership requirements of its Audit Committee.
1. PURPOSE
     The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in overseeing (a) the quality and integrity of the financial statements and other financial information provided by the Company to the stockholders of the Company, any governmental or regulatory body, the public or other users thereof, (b) the Company’s compliance with legal and regulatory requirements, (c) the qualifications, independence and performance of the Company’s independent auditors, and (d) the performance of the Company’s internal audit function.
2. MEMBERSHIP
     The Committee shall be comprised of not less than two members of the Board. Each member of the Committee shall satisfy the “independence” requirements of (i) Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”), (ii) the rules of the Securities and Exchange Commission (the “SEC”) adopted pursuant to such Section 10A and other applicable rules and regulations of the SEC, (iii) Section 803(A) of the NYSE Amex Company Guide, (iv) the comparable provisions of any other national or international securities exchange on which the Company’s common shares or other securities are listed or sought to be listed, from time to time, and (v) any other applicable regulatory requirements (collectively referred to as the “Applicable Requirements”). Each member of the Committee shall not have participated in the preparation of the financial statements of the Company, or any subsidiary of the Company at any time during the previous three years. Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, and at least one member of the Committee shall qualify as an “audit committee financial expert” in accordance with the rules of the SEC. The members and the Chair of the Committee shall be appointed by the Board.
     The members and the Chair of the Committee shall serve at the pleasure of the Board for such term or terms as the Board may determine.

3. RESPONSIBILITIES
     The following functions shall be the common recurring activities of the Committee in carrying out its oversight function.
     A. Responsibilities Relating to Financial Reports
          1. Scope of Audit
               The Committee shall review annually with management and the independent auditors the scope and general extent of the independent auditors’ examination prior to the commencement of the annual audit.
          2. Annual Financial Statements
               The Committee shall review with management and the independent auditors the audited financial statements to be included in the Company’s Annual Report to Stockholders and Annual Report on Form 20-F and the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
          3. Quarterly Financial Statements
               The Committee shall review with management and the independent auditors, prior to the filing of any Form 6-K, the Company’s interim financial results to be included in such report and the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
          4. Accounting Principles
               From time to time, the Committee shall review and discuss, with management and/or the independent auditors, (a) significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements; (b) major issues regarding accounting principles and financial statement presentation, including major changes to the Company’s selection or application of accounting principles; and (c) the effect on the Company’s financial statements of significant regulatory and accounting initiatives and any material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities
     B. Responsibilities Relating to Independent Auditors
          1. Discussions with Auditors on Independence

               The Committee shall, at least annually, obtain and review a written report from the independent auditors describing all relationships between the independent auditors and the Company consistent with Standard 1 of the Independence Standards Board established by the SEC and the American Institute of Certified Public Accountants; discuss with the independent auditors any such disclosed relationships and their impact on the independent auditors’ objectivity and independence; and consider whether the provision of non-audit services by the independent auditors is compatible with maintaining the independent auditors’ independence and taking or recommending that the full board take appropriate action to oversee the independence of the independent auditor.
          2. Report on Auditor Qualifications
               The Committee shall, at least annually, obtain and review a written report from the independent auditors describing: (a) the auditing firm’s internal quality control procedures, and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting any audit carried out by the independent auditors, and any steps taken to deal with any such issues.
          3. Other Auditor Reports
               The Committee shall review any reports provided by the independent auditors to the Committee as required under the Exchange Act with regard to (a) critical accounting policies and practices used by the Company; (b) alternative treatments of financial information within GAAP for policies and practices related to material items that have been discussed with management (including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors); and (c) other material written communications between the independent auditors and management, such as any “management” or “internal control” letter, or schedule of unadjusted differences.
          4. Audit Issues
               The Committee shall regularly review with the independent auditors and management any problems or difficulties the auditors may have encountered in the course of their audit work, and management’s response thereto, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.
          5. Hiring Employees of Auditors
               The Committee shall establish policies for hiring current or former partners, principals, shareholders or employees of the independent auditors in accordance with applicable law.

     C. Responsibilities Relating to Internal Audit Function and Internal Controls
          1. Internal Audit Function
               The Committee shall have principal responsibility to assist with the Board’s oversight of the Company’s internal audit function, including review of the performance of the internal audit function in providing management and the Committee with ongoing assessments of the Company’s risk management processes and system of internal controls.
          2. Internal Controls; Executive Sessions
               The Committee shall meet periodically with management, the person(s) primarily responsible for the internal audit function and the independent auditors in separate executive sessions to discuss any major issues as to the quality and adequacy of the Company’s internal controls, and any other matters that the Committee or any of these groups believes should be discussed privately.
          3. Risk Assessment and Management
               The Committee shall periodically discuss policies and guidelines with respect to risk assessment and risk management, the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.
     D. Other Activities
          1. Earnings Releases; Guidance to Analysts
               The Committee shall, from time to time, discuss and review generally earnings press releases (with particular attention to any use of “pro forma” or “adjusted” non-GAAP information,) as well as financial information and earnings guidance, if any, provided to analysts and rating agencies.
          2. Legal Matters
               The Committee shall review periodically with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.
          3. Complaint Procedures
               The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

          4. Review of Charter and Committee Performance
               The Committee shall review and assess the adequacy of this Charter and the Committee’s performance on an annual basis, including, in particular, the scope of the Committee’s responsibilities, and how it carries out those responsibilities, including structure, processes and membership requirements.
          5. Other Activities
               The Committee may perform any other activities consistent with this Charter, the Company’s by-laws and governing laws that the Committee or the Board deems necessary or appropriate.
4. AUTHORITY AND RESOURCES
          1. Access
               The Committee shall have full and unrestricted access to all books, records, facilities and personnel of the Company as required or appropriate in the Committee’s sole discretion to properly discharge its responsibilities. The Committee is empowered to investigate any matter relating to its responsibilities brought to its attention.
          2. Authority Concerning Auditors
               The Committee shall have the sole authority to, and shall, directly appoint (subject to shareholder approval pursuant to Bermuda law), retain, set the terms of engagement of, evaluate, terminate, oversee and cause the Company to compensate the Company’s independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, audit-related or attest services for the Company. The independent auditors shall report directly to the Committee.
          3. Pre-Approval of Non-Audit Services
               The Committee shall have sole authority to pre-approve all engagements for non-audit services permitted under the Exchange Act to be performed for the Company by the independent auditors. The Committee may pre-approve non-audit and audit-related services pursuant to pre-approval policies and procedures adopted by the Committee.
          4. Advisors
               The Committee has the authority to retain independent legal, accounting and other advisors to advise the Committee as the Committee shall deem appropriate in the discharge of its responsibilities.

          5. Funding
               The Committee has the authority to determine the appropriate amount of, and require the Company to pay, compensation to the independent auditors for services rendered to the Company, compensation to any independent legal, accounting and other advisors retained to advise the Committee, and the administration expenses that are necessary or appropriate in the Committee’s sole discretion in the carrying out of the Committee’s duties.
5. LIMITATIONS OF COMMITTEE’S ROLE
     The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the independent auditors are responsible for auditing those financial statements. The Company’s financial management, as well as the Company’s independent auditors, have more time, knowledge and detailed information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. In carrying out its responsibilities, the Committee and its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances and, accordingly, the Committee may diverge from the forgoing functions as appropriate given the circumstances.
6. DELEGATION
     The Committee may, in its discretion, form and delegate all or a portion of its authority and responsibilities to subcommittees (which may be the Chair or other member) of the Committee when appropriate, as permitted by the Applicable Requirements, including the authority to grant pre-approvals of engagements related to audit, audit-related and non-audit services permitted under the Exchange Act, provided that the decisions of any such subcommittee to grant pre-approvals shall be presented to the Committee and subject to the disclosure provisions of the Exchange Act.
7. MEETINGS
     The Committee shall meet at least four times per year on a quarterly basis, or more frequently as circumstances require. The Committee shall report periodically to the Board at regularly scheduled Board meetings.
[As approved by the Audit Committee and the Board of Directors: March 17, 2011.]